Calculation of Filing Fee Tables
S-8
Tango Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	2021 Stock Option and Incentive Plan Common Stock, $0.001 par value per share	Other	6,797,023	$ 11.33	$ 77,010,271.00	0.0001381	$ 10,635.12
2	Equity	2021 Employee Stock Purchase Plan Common Stock, $0.001 par value per share	Other	949,873	$ 9.64	$ 9,156,776.00	0.0001381	$ 1,264.55
Total Offering Amounts:						$ 86,167,047.00		$ 11,899.67
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 11,899.67
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of common stock, $0.001 par value per share ("Common Stock") which become issuable under the Tango Therapeutics, Inc. 2021 Stock Option and Incentive Plan (the "2021 Plan") or the Tango Therapeutics, Inc. 2021 Employee Stock Purchase Plan (the "2021 ESPP") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. Represents an automatic increase of 6,797,023 shares of common stock to the number of shares available for issuance under the 2021 Plan effective as of January 1, 2026. Shares available for issuance under the 2021 Plan were previously registered on Form S-8 filed with the Securities and Exchange Commission on October 14, 2021 (File No. 333-260258), March 28, 2022 (File No. 333-263893), February 7, 2023 (File No. 333-269620), March 18, 2024 (File No. 333-278016) and February 27, 2025 (File No. 333-285306). Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act, and based on $11.33, the average of the high and low sale prices of the Registrant's common stock as reported on the Nasdaq Global Market on March 3, 2026.

[2]	Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of Common Stock which become issuable under the 2021 Plan or the 2021 ESPP by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. Represents an automatic increase of 949,873 shares of common stock to the number of shares available for issuance under the 2021 ESPP effective as of January 1, 2026. Shares available for issuance under the 2021 ESPP were previously registered on Form S-8 filed with the Securities and Exchange Commission on October 14, 2021 (File No. 333-260258), March 28, 2022 (File No. 333-263893), February 7, 2023 (File No. 333-269620), March 18, 2024 (File No. 333-278016) and February 27, 2025 (File No. 333-285306). Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act, and based on 85% of $9.64, the average of the high and low sale prices of the Registrant's common stock as reported on the Nasdaq Global Market on March 3, 2026. Pursuant to the 2021 ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be at a maximum discount of 15% of the fair market value of a share of common stock on the first trading day of the applicable offering period or on the last trading day of the applicable offering period, whichever is less.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A